                                                                    EXHIBIT 11.1

                        Alabama National BanCorporation
                       Computation of Earnings Per Share
                   (In thousands, except per share amounts)

                                                                                  Per Share
                                                          Income       Shares       Amount
                                                        ----------   ----------   ----------
Year ended December 31, 1998
Basic EPS net income ..............................     $   17,372       10,804   $     1.61
                                                                                  ==========
Effect of dilutuve securities options .............                         369
                                                        ----------   ----------
Diluted EPS .......................................     $   17,372       11,173   $     1.55
                                                        ==========   ==========   ==========

Year ended December 31, 1997
Basic EPS net income ..............................     $   14,116       10,552   $     1.34
                                                                                  ==========
Effect of dilutuve securities options .............                         447
                                                        ----------   ----------
Diluted EPS .......................................     $   14,116       10,999   $     1.28
                                                        ==========   ==========   ==========

Year ended December 31, 1996
Basic EPS net income ..............................     $   13,627        9,960   $     1.37
                                                                                  ==========
Effect of dilutuve securities options .............                         505
Convertible debentures, net of taxes ..............              5           25
                                                        ----------   ----------
Diluted EPS .......................................     $   13,632       10,490   $     1.30
                                                        ==========   ==========   ==========